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                                             THE BEAR STEARNS COMPANIES INC.
                                                      IncomeNotes(SM)
                                With Maturities of Nine Months or More from Date of Issue

Registration No. 333-136666
Filed Pursuant to Rule 424(b)(5)
Pricing Supplement No. 3
(To Prospectus dated August 16, 2006)
Trade Date: February 25, 2008
Issue Date: February 28, 2008
The date of this Pricing Supplement is February 19, 2008

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                                           IncomeNotes(SM) due February 15, 2010
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                                                                                                                        Interest
                                                              Price to     Discounts &                                  Payment
   CUSIP#             Interest Rate          Maturity Date     Public      Commissions    Reallowance      Dealer      Frequency
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
 07387EHWO                5.30%               02/15/2010      100.00%        0.400%          0.100%        99.700%    Semi Annually

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
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                                    First Interest     Survivor's
  First Interest Payment Date       Payment Amount       Option     Subject to Redemption           Date and Terms of Redemption
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
           08/15/2008                   $26.50            Yes                 No              Non-redeemable.
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
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                                           IncomeNotes(SM) due February 15, 2018
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                                                                                                                        Interest
                                                              Price to     Discounts &                                  Payment
   CUSIP#             Interest Rate          Maturity Date     Public      Commissions    Reallowance      Dealer      Frequency
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
 07387EHX8                7.50%               02/15/2018      100.00%        1.500%          0.200%        98.750%    Semi Annually
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
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                                    First Interest     Survivor's
  First Interest Payment Date       Payment Amount       Option     Subject to Redemption           Date and Terms of Redemption
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
           08/15/2008                   $37.50            Yes                Yes              Commencing on 2/15/2010 and on each
                                                                                              interest payment date thereafter,
                                                                                              the Notes may be called at par at
                                                                                              the option of the Company on thirty
                                                                                              days' notice.
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                                                               ***
The distribution of IncomeNotes(SM) will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.
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